Advanced Emissions Solutions Reports Second Quarter 2016 Results
Improved Cost Structure and Solid Refined Coal Distributions Drive Quarterly Net Income of $7.9 Million
HIGHLANDS RANCH, Colorado, August 9, 2016 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES") today filed its Quarterly Report on Form 10-Q and reported financial results for the second quarter ended June 30, 2016, including information about its joint-venture partnerships, Clean Coal Solutions, LLC (“CCS”) and Clean Coal Solutions Services, LLC (“CCSS”), of which ADES owns 42.5% and 50%, respectively.
CCS & Refined Coal (“RC”) Highlights

•	CCS & CCSS distributions to ADES were $15.9 million during the second quarter of 2016, an increase of $11.2 million from the comparable period in 2015

•	Royalty earnings from CCS were $0.7 million

•	CCS invested tonnage was 9.4 million

•	RC Segment operating income was $14.2 million, including a $2.1 million gain on sale of RCM6

•
Completed the transition of one investor from a lower tonnage, non-royalty producing RC facility to a higher tonnage, royalty producing facility, which resulted in a $7.0 million payment to ADES during the period

•	Future expected aggregated rent payments to CCS updated to $639 million through the end of 2021

ADES Consolidated Highlights

•	Recognized consolidated revenue of $9.0 million

•	Reduced general and administrative operating costs to $7.8 million, a decrease of 58% compared to the second quarter of 2015

•	Achieved consolidated net income of $7.9 million

•	Recently announced continued execution against cost containment strategy, resulting in expected annualized expense savings of approximately $2.1 million - $2.4 million

•	Reached an agreement in principle with the SEC Staff to settle the SEC Inquiry, subject to final approval by the SEC, for $0.5 million

•
Reached agreements to settle ongoing shareholder and derivative lawsuits, subject to final approval by applicable courts, for $4.0 million and $0.6 million, respectively, all of which are expected to be paid by the Company’s insurers

•	Listing of common stock on the NASDAQ Global Market

•	Completed goal to eliminate debt through the payment and subsequent termination of the credit agreement

•	Continued to validate and expand the pipeline for M-Prove™ chemicals business

L. Heath Sampson, President and CEO of ADES commented, “We’ve spent the last year transforming our business and we began to see the impact of our cost containment efforts this quarter as we delivered consolidated net income of $7.9 million compared to a loss of $12.4 million in last year’s second quarter. Our recent announcement of further headcount and cost reductions was the next planned step in aligning our cost structure and we remain on track with our goal to lower our go forward operating cost basis to between $12 to $14 million, once our cost containment plan is fully executed. While we aren’t satisfied with our success in converting new refined coal tax equity investors, we are pleased with our progress internally and believe that we are positioning the Company for long-term success.”
Second quarter revenues and costs of revenues were $9.0 million and $5.8 million, a decrease of 40% and 59%, respectively, compared with $14.9 million and $14.0 million in the second quarter of 2015. The decreases were primarily the result of the completion of several large equipment related contracts. Second quarter other operating expenses were $7.8 million, a decrease of 58% compared to $18.7 million in the second quarter of 2015. The decreases were primarily the result of ongoing cost containment initiatives and reduced restatement costs. Moving forward, restatement costs are not expected to be material.
Second quarter earnings from equity method investments were $13.8 million, compared to $4.9 million for the second quarter of 2015. Second quarter royalty earnings from CCS were $0.7 million, a decrease of 71% compared to $2.3 million in the second quarter of 2015, due to reduced refined coal tonnage and the increase in operating expenses of CCS. The increase in operating expenses of CCS was the result of a payment made that was necessary to secure the transition of an existing tax equity investor to a higher tonnage RC facility. Second quarter expenses related to the RC business were $0.4 million, a decrease of 76% compared to $1.7 million in the second quarter of 2015 due to no longer incurring interest expense related to RCM6 as it was sold in the first quarter of 2016, and a decrease in 453A interest expense. RC segment operating income was $14.2 million, which included a $2.1 million gain on sale of RCM6, compared to segment operating income of $5.2 million in the second quarter of 2015.
Second quarter consolidated interest expense was $1.6 million, compared to $1.8 million in the second quarter of 2015.
Consolidated net income for the second quarter was $7.9 million, compared to a net loss of $12.4 million in the second quarter of 2015, primarily driven by equity income from the RC business and significantly reduced operating expenses in the Emissions Control business as well as corporate expenses.
As of June 30, 2016, the Company had cash and cash equivalents of $2.2 million, a decrease of 76% compared to $9.3 million as of December 31, 2015, due primarily to the repayment and termination of the Company’s credit agreement in its entirety, including debt principal payments of $13.3 million. The Company also had $11.2 million in current and long-term restricted cash as of June 30, 2016, compared to $11.7 million as of December 31, 2015. In July 2016, $2.4 million of restricted cash was released to the Company as it met all performance testing requirements on certain equipment projects during the second quarter of 2016. Upon release, the cash was included in the cash and cash equivalents line item on the Condensed Consolidated Balance Sheets.
Sampson concluded, “As we review our progress over the first six months of the year, exclusive of the performance of increasing invested RC facilities at CCS, I’m very proud of our accomplishments. We have made tremendous progress on multiple fronts, including becoming current on our financials, nearing settlement of the shareholder and derivative litigation and SEC inquiry, and relisting on the NASDAQ. We’ve also continued to validate the market for our Emissions Controls business and now believe that the opportunities for our chemicals business are even larger than we initially expected. We’ve done that while simultaneously reducing our general and administrative operating costs by 58 percent this quarter and 49 percent over the last six months. Lastly, we’ve enhanced our financial profile through the elimination of debt. We remain diligently focused on obtaining new refined coal tax equity investors and believe that the recent increase in natural gas prices should help us execute against our sales pipeline.”
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Wednesday, August 10, 2016. The conference call will be webcast live via the Investor Information section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by dialing (877) 201-0168 (Domestic) or (647) 788-4901 (International) conference ID 52464588. A supplemental investor presentation will be available on the Company's investor relations website prior to the start of the conference call.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) is a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”) that provides emissions control solutions for coal-fired power generation and industrial boiler industries. With more than 25 years of experience developing advanced mercury control solutions, ADA delivers proprietary environmental technologies, equipment and specialty chemicals that enable coal-fueled boilers to meet emissions regulations. These solutions enhance existing air pollution control equipment, maximizing capacity and improving operating efficiencies. Our track record includes securing more than 30 US patents for emissions control technology and systems and selling the most activated carbon injection systems for power plant mercury control in North America. For more information on ADA, its products and services, visit www.adaes.com or the ADA Blog (http://blog.adaes.com/).

Clean Coal Solutions, LLC (“CCS”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding future rent payments to CCS, execution against our pipeline of tax-equity investors, expectations of the size of the chemicals market, our sales pipeline and ability to sell products and increase revenue in the Emissions Control business, the expected results and timing of our cost containment initiatives and restructuring efforts, and payments of litigation settlement amounts by our insurers. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to changes in laws, regulations and IRS interpretations or guidance; economic conditions and market demand; failure of the RC facilities to produce coal that qualifies for tax credits; decreases in the production of RC; availability, cost of and demand for alternative tax credit vehicles and other technologies; seasonality; customer expectations; the value of our products, technologies and intellectual property to customers and strategic investors; non-approval of our litigation settlements by the courts or SEC; significant opt-outs by class members in our stockholders class action lawsuit; and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Nick Hughes or Chris Hodges
312-445-2870
ADES@alpha-ir.com

TABLE 1
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,221	$9,265
Receivables, net	8,950	8,361
Receivables, related parties, net	444	1,918
Restricted cash	4,469	728
Costs in excess of billings on uncompleted contracts	1,254	2,137
Prepaid expenses and other assets	1,781	2,306
Total current assets	19,119	24,715
Restricted cash, long-term	6,700	10,980
Property and equipment, net of accumulated depreciation of $2,528 and $4,557, respectively	1,218	2,040
Investment securities, restricted, long-term	—	336
Cost method investment	2,776	2,776
Equity method investments	3,081	17,232
Other assets	3,714	2,696
Total Assets	$36,608	$60,775
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,263	$6,174
Accrued payroll and related liabilities	3,413	5,800
Current portion of notes payable, related parties	—	1,837
Billings in excess of costs on uncompleted contracts	5,112	9,708
Short-term borrowings, net of discount and deferred loan costs, related party	—	12,676
Legal settlements and accruals	11,470	6,502
Other current liabilities	7,012	7,395
Total current liabilities	30,270	50,092
Long-term portion of notes payable, related party	—	13,512
Legal settlements and accruals, long-term	11,596	13,797
Advance deposit, related party	2,362	2,980
Other long-term liabilities	2,871	5,372
Total Liabilities	47,099	85,753
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Preferred stock: par value of $.001 and no par value per share, respectively, 50,000,000 shares authorized, none outstanding	—	—
Common stock: par value of $.001 per share, 100,000,000 shares authorized, 22,241,474 and 21,943,872 shares issued, and 21,967,969 and 21,809,164 shares outstanding at June 30, 2016 and December 31, 2015, respectively	22	22
Additional paid-in capital	118,280	116,029
Accumulated deficit	(128,793)	(141,029)
Total stockholders’ deficit	(10,491)	(24,978)
Total Liabilities and Stockholders’ Deficit	$36,608	$60,775

TABLE 2
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data and percentages)	2016	2015	2016	2015
Revenues:
Equipment sales	$8,213	$14,236	$29,919	$35,351
Chemicals	613	343	1,047	617
Consulting services and other	125	316	320	684
Total revenues	8,951	14,895	31,286	36,652
Operating expenses:
Equipment sales cost of revenue, exclusive of depreciation and amortization	5,437	13,698	22,470	28,749
Chemicals cost of revenue, exclusive of depreciation and amortization	255	41	396	278
Consulting services cost of revenue, exclusive of depreciation and amortization	77	264	212	690
Payroll and benefits	3,956	9,746	7,759	14,657
Rent and occupancy	632	601	1,026	1,232
Legal and professional fees	1,982	4,387	4,965	8,122
General and administrative	1,346	1,503	2,092	3,385
Research and development, net	(345)	1,860	(143)	3,110
Depreciation and amortization	223	573	454	1,104
Total operating expenses	13,563	32,673	39,231	61,327
Operating loss	(4,612)	(17,778)	(7,945)	(24,675)
Other income (expense):
Earnings from equity method investments	13,754	4,860	19,331	5,174
Royalties, related party	669	2,299	1,859	4,493
Interest income	95	6	118	18
Interest expense	(1,573)	(1,794)	(3,537)	(3,569)
Gain on sale of equity method investment	—	—	2,078	—
Gain on settlement of note payable and licensed technology	151	—	1,019	—
Other	(525)	23	(535)	87
Total other income	12,571	5,394	20,333	6,203
Income (loss) before income tax expense	7,959	(12,384)	12,388	(18,472)
Income tax expense	99	63	152	107
Net income (loss)	$7,860	$(12,447)	$12,236	$(18,579)
Earnings (loss) per common share (Note 1):
Basic	$0.36	$(0.57)	$0.55	$(0.85)
Diluted	$0.35	$(0.57)	$0.55	$(0.85)
Weighted-average number of common shares outstanding:
Basic	21,875	21,715	21,895	21,728
Diluted	22,187	21,715	22,204	21,728

TABLE 3
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2016	2015
Cash flows from operating activities
Net income (loss)	$12,236	$(18,579)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	454	1,104
Amortization of debt issuance costs	1,152	50
Impairment of property and equipment and inventory	517	46
Interest costs added to principal balance of notes payable	—	432
Share-based compensation expense	1,543	5,459
Earnings from equity method investments	(19,331)	(5,174)
Gain on sale of equity method investment	(2,078)	—
Gain on settlement of note payable and licensed technology	(1,019)	—
Other non-cash items, net	34	688
Changes in operating assets and liabilities, net of effects of acquired businesses:
Receivables	(627)	7,625
Related party receivables	1,473	(226)
Prepaid expenses and other assets	806	(460)
Costs incurred on uncompleted contracts	17,201	2,363
Restricted cash	1,089	(709)
Other long-term assets	(2,630)	231
Accounts payable	(2,910)	2,713
Accrued payroll and related liabilities	(1,596)	1,651
Other current liabilities	(101)	1,348
Billings on uncompleted contracts	(20,910)	(9,420)
Advance deposit, related party	(618)	(1,496)
Other long-term liabilities	(1,336)	19
Legal settlements and accruals	2,767	(1,472)
Distributions from equity method investees, return on investment	5,900	19
Net cash used in operating activities	(7,984)	(13,788)

	Six Months Ended June 30,
(in thousands)	2016	2015
Cash flows from investing activities
Maturity of investment securities, restricted	336	—
Increase in restricted cash	(550)	(1,200)
Acquisition of property and equipment, net	(111)	(380)
Advance on note receivable	—	(500)
Acquisition of business	—	(2,124)
Purchase of and contributions to equity method investees	(223)	(230)
Proceeds from sale of equity method investment	1,773	—
Distributions from equity method investees in excess of cumulative earnings	14,875	4,730
Net cash provided by investing activities	16,100	296
Cash flows from financing activities
Repayments on short-term borrowings, related party	(13,250)	—
Repayments on notes payable, related party	(1,246)	(1,014)
Short-term borrowing loan costs	(579)	—
Repurchase of shares to satisfy tax withholdings	(85)	(262)
Net cash used in financing activities	(15,160)	(1,276)
Decrease in Cash and Cash Equivalents	(7,044)	(14,768)
Cash and Cash Equivalents, beginning of period	9,265	25,181
Cash and Cash Equivalents, end of period	$2,221	$10,413
Supplemental disclosures of cash information:
Cash paid for interest	$1,436	$2,993
Cash paid (refunded) for income taxes	$(72)	$146
Supplemental disclosure of non-cash investing and financing activities:
Restricted stock award reclassification (liability to equity)	$899	$—
Settlement of RCM6 note payable	$13,234	$—
Non-cash reduction of equity method investment	$11,156	$—